As filed with the Securities and Exchange Commission on February 11, 2020

Registration No. 333-228449

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GlobalSCAPE, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	74-2785449
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	4500 Lockhill-Selma, Suite 150 San Antonio, Texas 78249 (210) 308-8267
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Robert H. Alpert Chief Executive Officer 4500 Lockhill-Selma, Suite 150 San Antonio, Texas 78249
	(210) 308-8267
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Adam W. Finerman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, New York 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.001 per share	5,340,261	$4.38	$23,390,343.20	$3,036.10
TOTAL			$23,390,343.20	$3,036.10

__________

(1)	Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	With respect to the shares of common stock offered by the selling stockholders named herein, estimated at $4.38 per share, which is the average of the high and low prices as reported on the NYSE American exchange on November 9, 2018, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, of which $2,896.65 was previously paid by the Company on November 16, 2018.

The Registrant hereby amends this Post-Effective Amendment to the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-3 constitutes a post-effective amendment to our registration statement on Form S-1 (Registration No. 333-228449). The Form S-1 was declared effective on December 6, 2018. We are filing this post-effective amendment on Form S-3 for the purpose of converting the registration statement on Form S-1 into a Registration Statement on Form S-3 because we are eligible to use Form S-3 and to update the number of shares registered from 5,456,566 shares to 5,340,261 shares as a result of the sale of certain shares since the filing date of the Form S-1. This registration statement on Form S-3 contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the registration statement on Form S-1.

All filing fees payable in connection with the registration of the shares registered by the registration statement on Form S-1 were paid by the registrant at the time of the initial filing of such registration statement. No additional securities are registered hereby.

The information contained in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 11, 2020

Preliminary Prospectus

GlobalSCAPE, Inc.

5,340,261 Shares of Common Stock

This prospectus covers the sale or other disposition from time to time of up to 5,340,261 shares of our common stock, $0.001 par value per share, by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors.

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock by the selling stockholders.

Our common stock is listed on the NYSE American exchange (“NYSE American”) under the symbol “GSB”. On February 7, 2020, the last reported sale price of our common stock was $9.98 per share.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 5 of this prospectus before you make your decision to invest in our shares of common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is February 11, 2020

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Unless the context requires otherwise, the terms “GlobalSCAPE”, the “Company”, “we”, “us” and “our” in this prospectus refer to GlobalSCAPE, Inc. and its wholly-owned subsidiary.

This prospectus is part of a registration statement that we filed with the SEC. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section, as well as our historical financial statements and the notes thereto which are incorporated by reference in this prospectus.

Our Company

Headquartered in San Antonio, Texas, GlobalSCAPE is a developer and seller of computer software that provides secure information exchange, data transfer and sharing capabilities for enterprises and consumers. The Company has been in business for more than twenty years, having sold its products to thousands of enterprises and individual consumers globally.

Our primary business is selling and supporting managed file transfer (“MFT”) software for enterprises. MFT software facilitates the transfer of data from one location to another across a computer network within a single enterprise or between multiple computer networks in multiple enterprises.

Our MFT products are based upon our Enhanced File Transfer (“EFT”) platform. This on-premise and cloud-based delivery platform emphasizes secure and efficient data exchange for organizations. It enables business partners, customers and employees to share information safely and securely. The EFT platform provides enterprise-level security while automating the integration of back-end systems which are features often missing from traditional file transfer software. The EFT platform features built-in regulatory compliance, governance, and visibility controls to maintain data safety and security. It can replace legacy systems, homegrown servers, expensive leased lines and virtual area networks. The EFT platform promotes ease of administration while providing the detailed capabilities necessary for complete control of a file transfer system.

We earn most of our revenue from the sale of products and services that are part of our EFT platform. Our customers can purchase the capabilities of our EFT platform in two ways:

•	Under a perpetual software license for which they pay a one-time fee and under which they typically install our product on computers that they own and/or manage. Our brand name for this product is EFT. Almost every client who purchases EFT also purchases an annual maintenance and support (“M&S”) contract for which they pay an annual fee. Most of the revenue we have earned from our EFT platform products has been from sales of perpetual software licenses and related M&S.
•	As a software-as-a-service (“SaaS”) under which they pay us ongoing fees to access the capabilities of the EFT platform in the cloud. In January 2018, we introduced EFT Arcus, our SaaS offering of the EFT platform for which users pay a base monthly subscription fee plus an additional variable amount determined based upon their metered usage of EFT Arcus resources.

We sell other products that are synergistic to our EFT platform including Mail Express, WAFS, and CuteFTP. Collectively, these products constituted less than 3% of our total revenue in 2019. Clients pay a one-time fee to purchase these products under a perpetual software license. Some clients also purchase an M&S contract. We do not offer a SaaS version of these products and have no plans to do so. We continue to offer product support for Mail Express and WAFS, which we discontinued as products for sale as of January 1, 2019.

We also earn revenue from professional services we provide to assist our customers in configuring and integrating our EFT platform products into their environments.

We focus on selling our EFT platform products in a business-to-business environment. The majority of the resources we will expend in the future for product research, development, sales and marketing will focus on this product line. We expect to expend minimal resources developing and selling other products. We believe our EFT platform products and business capabilities are well-positioned to compete effectively in the market for these products.

Background

GlobalSCAPE was incorporated in Delaware in 1996. GlobalSCAPE, along with its one subsidiary TappIn, Inc., a Delaware corporation, provides managed file transfer software and services to clients worldwide.

Additional Information

Our principal executive offices are located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, and our telephone number is (210) 308-8267. Our website is www.globalscape.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

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The Offering

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 5,340,261 shares of our common stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Common stock outstanding immediately prior to this offering:	18,825,071 shares.
Common stock being offered by the selling stockholders hereunder:	Up to 5,340,261 shares.
Common stock to be outstanding immediately after this offering:	18,825,071 shares.
Use of proceeds:	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus.
Risk Factors:	See “Risk Factors” and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.
NYSE American symbol:	GSB

The number of shares of our common stock outstanding immediately before and immediately after this offering excludes:

•	80,000 shares of common stock reserved for issuance under our 2015 Non-Employee Directors Long-Term Equity Incentive Plan (“2015 Directors Plan”) and 2,695,928 shares of common stock reserved for issuance under our 2016 Employee Long-Term Equity Incentive Plan, or the 2016 LTIP; and
•	1,529,796 shares of common stock underlying options to purchase shares of our common stock.

Except for the financial statements and the notes thereto, and historical financial information and unless otherwise indicated, all information in this prospectus reflects or assumes no exercise of outstanding options or warrants after February 7, 2020.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 12.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 5.

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Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and any updates described in our most recent Quarterly Report on Form 10-Q, all of which are incorporated by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. See “Incorporation of Information by Reference” and “Where You Can Find More Information.” These risks are not the only risks that we may face.  Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows and our prospects could be harmed. In that event, the price of our securities could decline and you could lose part or all of your investment.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Specifically, forward-looking statements may include statements relating to:

•	our future financial performance;
•	changes in the market for our products;
•	our expansion plans and opportunities; and
•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the level of demand for our products;

•	competition in our markets;
•	our ability to grow and manage growth profitably;
•	our ability to access additional capital;
•	changes in applicable laws or regulations;
•	our ability to attract and retain qualified personnel;
•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

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Use of Proceeds

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

Determination of Offering PRice

Our common stock is listed on the NYSE American under the symbol “GSB”. The actual offering price by the selling security holders of the shares of common stock covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the selling security holders or as otherwise described in the section entitled “Plan of Distribution.”

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MARKET PRICE OF COMMON STOCK and dividends

The Company’s common stock is currently listed on the NYSE American under the symbol “GSB”.

The following table sets forth for the periods indicated, the reported high and low closing prices per share for our common stock.

	Common Stock
Period	High	Low
2018:
First Quarter	$3.81	$3.33
Second Quarter	$4.18	$3.54
Third Quarter	$4.08	$3.23
Fourth Quarter	$4.73	$3.88
2019
First Quarter	$7.00	$4.39
Second Quarter	$10.98	$6.25
Third Quarter	$14.25	$8.20
Fourth Quarter	$13.63	$9.40
2020
First Quarter (through February 7, 2020)	$11.99	$9.85

On February 7, 2020, the last reported sale price of our common stock on the NYSE American was $9.98 per share. As of December 31, 2019, we had 1,729 holders of record of our common stock. This figure does not reflect the beneficial ownership or shares held in nominee name.

Dividend Policy

We paid quarterly dividends of $.015 per share on March 8, 2017, June 8, 2017, September 8, 2017 and December 18, 2017 to stockholders of record as of the close of business on February 23, 2017, May 23, 2017, August 23, 2017 and November 30, 2017, respectively. We paid quarterly dividends of $.015 per share on March 23, 2018, June 22, 2018 and November 5, 2018 to stockholders of record as of the close of business on March 9, 2018, June 8, 2018 and October 12, 2018, respectively. We paid quarterly dividends of $.015 per share on March 25, 2019, August 20, 2019 and December 2, 2019 to stockholders of record as of the close of business on March 11, 2019, August 6, 2019 and November 18, 2019, respectively. We paid a special dividend of $.500 and $3.35 per share on May 28, 2019 and December 5, 2019 to stockholders of record as of the close of business on May 13, 2019 and November 29, 2019, respectively. The timing and amount of dividends to be paid, if any, in subsequent quarters will be determined on future dates by the Board of Directors.

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PRINCIPAL AND SELLING STOCKHOLDERS

We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The following table sets forth certain information available to us with respect to the beneficial ownership of our common stock as of February 7, 2020, and as adjusted to reflect the sale of our common stock offered by the selling stockholders in this offering, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers;

•	all of our current executive officers and directors as a group; and

•	each selling stockholder

The table lists applicable percentage ownership based on 18,825,071 shares of common stock outstanding as of February 7, 2020. Options and warrants to purchase shares of our common stock that are exercisable within 60 days of February 7, 2020, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

We have based the percentage ownership of our common stock after this offering, on 18,825,071 shares of our common stock outstanding as of February 7, 2020, assuming the sale by the selling stockholders in this offering of 5,340,261 common stock shares.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o GlobalSCAPE, Inc., 4500 Lockhill-Selma, Suite 150, San Antonio, Texas 78249.

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Name of Beneficial Owner	Common Shares Owned Prior to Offering (# of shares)	Common Shares that May Be Acquired by Exercise of Stock Options (# of shares)	Total Beneficial Ownership (# of shares)	Common Shares to be Sold Pursuant to this Prospectus (# of shares)	Total Beneficial Ownership After Offering (# of shares)	% of Class
210/GSB Acquisition Partners, LLC et. al(1)+	3,268,900	—	3,268,900	3,200,000	68,900	*%
C. Clark Webb(2)	3,330,407	—	3,330,407	3,200,000	130,407	*%
Robert H. Alpert(3)	3,319,517	—	3,319,517	3,200,000	119,517	*%
Thomas W. Brown(4)+	1,545,368	—	1,545,368	1,000,000	545,368	2.9%
BLR Partners LP(5)	1,051,000	—	1,051,000	—	1,051,000	5.6%
Renaissance Technologies LLC(6)	1,042,100	—	1,042,100	—	1,042,100	5.6%
David L. Mann(7)+	1,160,261	—	1,160,261	1,140,261	20,000	*%
Matthew C. Goulet(8)	17,000	—	17,000	—	17,000	*%
Dr. Thomas G. Hicks	80,000		80,000	—	80,000	*%
Michael P. Canavan	23,961	82,830	106,791	—	106,791	*%
David C. Mello	25,039	—	25,039	—	25,039	*%
Karen J. Young	12,701	51,963	64,664	—	64,664	*%
Mark C. Hood	17,329	—	17,329	—	17,329	*%
All current directors and executive officers as a group (8 persons)	4,700,315	134,793	4,835,108	4,340,261	494,847	2.6%

+Represents a selling stockholder

*Represents less than 1%

(1)	Based on information set forth in Schedule 13D/A (Amendment No. 5) filed on February 5, 2020 (the “Schedule 13D”), 210/GSB Acquisition Partners, LLC (“210/GSB”) holds directly 3,268,900 shares of common stock of GlobalSCAPE. 210/GSB is managed by its sole member, 210 Capital, LLC (“210 Capital”), which is managed by its members Covenant RHA Partners, L.P. (“RHA Partners”) and CCW/LAW Holdings, LLC (“CCW Holdings”). C. Clark Webb has the power to direct the affairs of CCW Holdings as its sole member. RHA Partners is managed by its general partner RHA Investments, Inc. (“RHA Investments”), and Robert H. Alpert has the power to direct the affairs of RHA Investments as its President and sole shareholder. Accordingly, 210/GSB may be deemed to share voting and dispositive power with 210 Capital, RHA Partners, CCW Holdings, RHA Investments, Mr. Alpert and Mr. Webb over the shares of the Company’s common stock that it holds. The address of 210/GSB and Messrs. Webb and Alpert is 8214 Westchester Drive, Suite 950, Dallas, Texas 75225.

(2)	In addition to the 3,268,900 shares of common stock owned by 210/GSB, Mr. Webb holds directly 61,507 shares of common stock. Mr. Webb has sole voting and dispositive power over the 61,507 shares of common stock that he holds directly.

(3)	In addition to the 3,268,900 shares of common stock owned by 210/GSB, Mr. Alpert holds directly 32,972 shares of common stock and Atlas Capital Management, L.P. (“ACM”) holds directly 17,645 shares of common stock. ACM is managed by its general partner, RHA Investments. Accordingly, Mr. Alpert may be deemed to share voting and dispositive power with RHA Investments over the 17,645 shares of common stock owned by ACM.

(4)	Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

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(5)	Based on the information set forth in a Schedule 13G filed on February 8, 2019 by BLR Partners LP, a Texas limited partnership (“BLR Partners”), BLRPart, LP, a Texas limited partnership (“BLRPart GP”), BLRGP Inc., a Texas S corporation (“BLRGP”), Fondren Management, LP, a Texas limited partnership (“Fondren Management”), FMLP Inc., a Texas S corporation (“FMLP”), The Radoff Family Foundation, a Texas non-profit corporation (“Radoff Foundation”), and Bradley L. Radoff (collectively, the “BLR Reporting Persons”), BLR Partners directly owns 1,021,000 shares of common stock of GlobalSCAPE and each of BLRPart GP, as the general partner of BLR Partners, BLRGP, as the general partner of BLRPart GP, Fondren Management, as the investment manager of BLR Partners, FMLP, as the general partner of Fondren Management, and Mr. Radoff, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed the beneficial owner of the 1,021,000 shares owned by BLR Partners, each with sole voting and dispositive power. Radoff Foundation directly owns 30,000 shares of Common Stock and Mr. Radoff, as a director of Radoff Foundation, may also be deemed the beneficial owner of the 30,000 shares owned by the Radoff Foundation. The address of the principal office of each of the BLR Reporting Persons is 1177 West Loop South, Suite 1625, Houston, Texas 77027.

(6)	Based on the information set forth in a Schedule 13G filed on February 12, 2019 by Renaissance Technologies, LLC, a Delaware corporation.

(7)	Based on information provided to the Company by Mr. Mann. Mr. Mann has pledged 750,000 shares to secure his obligations under a personal loan.

(8)	Includes 2,000 shares owned by Mr. Goulet's minor children. Mr. Goulet passed away in March 2019.

 Material Relationships with Selling Stockholders

The selling stockholders are 210/GSB Acquisition Partners, LLC (“210/GSB”), Thomas W. Brown and David L. Mann. Mr. Mann is a current director on our Board of Directors and Mr. Brown is a former director. 210/GSB is one of our largest stockholders and is affiliated with current directors Robert Alpert and C. Clark Webb. Mr. Alpert is also the Chief Executive Officer of the Company.

210/GSB became a stockholder pursuant to that certain Stock Purchase Agreement, dated as of January 9, 2017 among 210/GSB and Messrs. Brown and Mann (the “210/GSB Stock Purchase Agreement”). Pursuant to the 210/GSB Stock Purchase Agreement, Mr. Brown sold to 210/GSB 3,000,000 common shares and Mr. Mann sold to 210/GSB 200,000 common shares, for a purchase price of $3.88 per share in cash. The Company is not a party to the 210/GSB Stock Purchase Agreement; however, the Company is a designated third-party beneficiary. In connection with the transaction, the Board of Directors of the Company unanimously agreed to waive the applicability of Section 203 of the Delaware General Corporation Law (“Section 203”) to the acquisition of the shares by the Buyer. Section 203 imposes certain restrictions on business combinations with an “interested stockholder,” which classification would, absent the waiver, apply to the Buyer and its affiliates and associates for three years following its acquisition of 15% or more of the Company’s outstanding shares of common stock.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Legal Matters

The validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP of New York, New York.

Experts

Our audited consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting appearing in its Annual Report on Form 10-K for the years ended December 31, 2018 and 2017 are incorporated by reference herein in reliance on the reports of Weaver and Tidwell, L.L.P., an independent registered public accounting firm, on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Room 1580 Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at GlobalSCAPE, Inc., Attention: Corporate Secretary, 4500 Lockhill-Selma, Suite 150, San Antonio, Texas 78249 or telephoning us at (210) 308-8267.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.globalscape.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-33601):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 18, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 10, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Commission on August 9, 2019;

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•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Commission on November 12, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on April 4, 2019, April 5, 2019, April 30, 2019, May 14, 2019, July 25, 2019, November 4, 2019, November 18, 2019, December 6, 2019, January 8, 2020, January 15, 2020, January 21, 2020 and January 29, 2020;

•	Our definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2019; and

•	The description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on July 17, 2007.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that was furnished and deemed by the rules of the SEC not to have been filed shall be incorporated by reference into this prospectus.

We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed), including those made after the date of filing of the initial registration statement of which this prospectus is a part and prior to its effectiveness, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.  Information in such future filings updates and supplements the information provided in this prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in that information. You should direct any requests for documents to GlobalSCAPE, Inc., Attention: Corporate Secretary, 4500 Lockhill-Selma, Suite 150, San Antonio, Texas 78249.

You also may access these filings on our website at www.globalscape.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$3,036.10
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	5,000
Other	2,500
Total	$30,536.10

We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The selling security holder, however, will bear all commissions and discounts, if any, attributable to its sale of securities.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. These limitations do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or recession.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for certain exceptions set forth in the Amended and Restated Bylaws, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification set forth in the Amended and Restated Bylaws is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Amended and Restated Bylaws. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors or officers.

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The Company’s Amended and Restated Bylaws also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company maintains such insurance.

As permitted by the Delaware General Corporation Law, we have entered into indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each indemnitee to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

There were no sales of unregistered securities during the past three years.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, State of Texas, on February 11, 2020.

GlobalSCAPE, Inc.
(Registrant)

By:	/s/ Robert H. Alpert
Name	Robert H. Alpert
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Alpert as his attorney-in-fact and agent, with full power of substitution for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert H. Alpert	Chief Executive Officer and	February 11, 2020
Robert H. Alpert	Chairman of the Board (Principal Executive Officer)

/s/ Karen J. Young	Chief Financial Officer	February 11, 2020
Karen J. Young	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Thomas E. Hicks	Director	February 11, 2020
Dr. Thomas E. Hicks

/s/ David L. Mann	Director	February 11, 2020
David L. Mann

/s/ C. Clark Webb	Director	February 11, 2020
C. Clark Webb

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Amended Restated Certificate of Incorporation (Filed as Exhibit 3.1 to Form 8-K filed November 17, 2006).
3.2	Amended and Restated Bylaws of the Company effective as of October 30, 2008 (Filed as Exhibit 3.2 to Form 8-K filed November 5, 2008).
4.1	Specimen of Stock Certificate (Filed as Exhibit 4.1 to Form 10-K filed April 2, 2001).
5.1+	Opinion of Olshan Frome Wolosky LLP.
23.1+	Consent of Weaver and Tidwell, L.L.P.
23.2+	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page).

* Includes compensatory plan or arrangement.

+ Filed herewith.

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